July 22, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 77K of The New Economy Fund's Form N-SAR dated May 31, 2010, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP
Costa Mesa, CA